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                                                                     Exhibit 4.6


                         GRANT OF INCENTIVE STOCK OPTION
                          PURSUANT TO THE BANCORP BANK
                             2003 STOCK OPTION PLAN

         THIS Agreement is made as of the ___ day of _______, _____ (the "DATE OF GRANT") by and between _____________ ("GRANTEE") and THE BANCORP BANK (together with its successors and assigns, the "COMPANY").

         WHEREAS, the Company's 2003 Stock Option Plan (the "PLAN") provides for the granting of incentive stock options by the compensation committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD OF DIRECTORS") to employees of the Company to purchase shares of common stock of the Company (the "SHARES"), in accordance with the terms and provisions thereof; and

         WHEREAS, the Committee considers Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of the Company to grant the incentive stock options on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.       GRANT OF OPTION
                  ---------------

                  Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Committee, hereby grants to Grantee, an option to purchase up to ______ Shares at a price of $______ per Share. Such option is hereinafter referred to as the "OPTION" and the Shares purchasable upon exercise of the Option are hereinafter sometimes referred to as the "OPTION SHARES." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined in Section 422 of the Code).

         2.       INCORPORATION OF THE PLAN BY REFERENCE
                  --------------------------------------

                  The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. In the event of a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall supersede the terms of this Agreement. The Committee shall interpret and construe the Plan and this Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.








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         3.       VESTING
                  -------

         Subject to such further limitations as are provided herein, the Option shall vest and become exercisable in full on and after ______________.

         4.       TERMINATION OF OPTION
                  ---------------------

                  (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of 10 years from the Date of Grant (the "OPTION TERM").

                  (b) Upon the termination of Grantee's employment for any reason, the Options may be exercised during the following periods but only to the extent the Options were outstanding and exercisable upon such termination of the Grantee's employment: (A) the 3-month period following the date of such termination; or (B) the one year period following the date of death or Disability, in the case of Grantee's death or Disability during Grantee's employment by the Company or during the 3-month period in clause (A) of this sentence. In no event, however, shall any such period extend beyond the Option Term.

                  (c) In the event of the death of Grantee, the Option may be exercised by Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by Grantee.

                  (d) Notwithstanding any other provisions set forth herein or in the Plan, if Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any subsidiary of Company, (ii) breach any covenant not to compete, or employment contract, with Company or any subsidiary of Company, or (iii) engage in conduct that would warrant Grantee's discharge for cause (excluding general dissatisfaction with the performance of Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any subsidiary of the Company), any unexercised portion of the Option shall immediately terminate and become null and void.

         5.       EXERCISE OF OPTION; DISPOSITION OF SHARES
                  -----------------------------------------

                  (a) Grantee may exercise the Option with respect to all or any part of the number of Option Shares granted hereunder by giving the Secretary of the Company written notice of intent to exercise, in the form attached hereto (the "NOTICE OF EXERCISE"). The Notice of Exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least 5 days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

                  (b) Full payment (in U.S. dollars) by Grantee of the Option Price for the Option Shares purchased shall be made on or before the exercise date specified in the Notice of Exercise in cash, by check, or in whole or in part through the surrender of previously acquired Shares (which Grantee has held for at least 6 months prior to the Notice of Exercise or has purchased on the open market and for which Grantee has good title, free and clear of all liens and encumbrances) at their fair market value on the exercise date. Notwithstanding the foregoing, Shares may not be surrendered in payment of the Option Price if such surrender of Shares will adversely affect the continued qualification of any incentive stock option (whether or not granted under the Plan).





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                      On the exercise date specified in the Notice of Exercise
or as soon thereafter as is practicable, the Company shall cause to be delivered to Grantee a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Shares or reacquired Shares, as the Company may elect) upon full payment for such Option Shares. The obligation of the Company to deliver the Option Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Option Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  (c) If Grantee fails to pay for any of the Option Shares specified in the Notice of Exercise or fails to accept delivery thereof, Grantee's right to purchase such Option Shares may be terminated by the Company. The date specified in the Notice of Exercise as the date of exercise shall be deemed to be the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

                  (d) Grantee shall notify the Company of any sale or other disposition of the Option Shares within 15 days of such sale or disposition if it occurs (i) within 2 years of the Date of Grant or (ii) within one year of the issuance of the Option Shares to Grantee. Such notice shall be in writing and directed to the Secretary of the Company. Such notice shall state the number of Shares sold or otherwise disposed, the date or dates of such sale or disposition, the selling price for each Share sold or disposed, and the Option Price applicable to each Share sold or disposed.

                  (e) Notwithstanding the foregoing, the aggregate Fair Market Value of the Shares (determined as of the date hereof) with respect to which Option Shares are exercisable for the first time by the Grantee during any calendar year (under the Plan and any other incentive stock option plans sponsored by the Company) shall not exceed $100,000. To the extent the exercisability of the Option is deferred by reason of the foregoing limitation, the deferred portion of the Option will first become exercisable in the first calendar year or years thereafter in which such limitation would not be contravened.

         6.       RESTRICTIONS ON EXERCISE
                  ------------------------

                  (a) Grantee may not exercise the Option to the extent that the issuance of Option Shares upon such exercise would constitute a violation of any applicable federal or state laws or regulations pertaining to securities, bank holding companies, banks or otherwise.







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                  (b) During the period of 12 months immediately following the date upon which Grantee receives a "hardship" withdrawal from a retirement plan qualifying under ss.401(k) of the Code, all rights of Grantee to exercise the Option shall be suspended.

         7.       ADJUSTMENTS
                  -----------

                  The Committee may make or provide for such adjustments in the number of Option Shares covered by this Option, in the Option Price, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Grantee's rights that otherwise would result from (a) any stock dividend, stock split, recapitalization, combination of shares, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for this Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of this Option.

         8.       NO RIGHTS AS STOCKHOLDER
                  ------------------------

                  Neither Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

         9.       NON-TRANSFERABILITY OF OPTION
                  -----------------------------

                  The Option may not be transferred by Grantee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to Grantee and it shall thereupon become null and void.

         10.      EMPLOYMENT NOT AFFECTED
                  -----------------------

                  Neither the granting of the Option nor its exercise shall be construed as granting to Grantee any right with respect to the continuance of employment by the Company. Except as may otherwise be limited by a written agreement between the Company and Grantee, the right of the Company and any employing subsidiary to terminate at will Grantee's employment by the Company or any employing subsidiary at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, or the employing subsidiary (whichever the case may be), and acknowledged by Grantee.






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         11.      AMENDMENT OF OPTION
                  -------------------

                  The Option may be amended by the Board of Directors or the Committee at any time if the Board of Directors or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option.

         12.      NOTICE
                  ------

                  Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices at 405 Silverside Road, Wilmington, Delaware 19809 or at such other address as to which the Company shall have notified Grantee in writing and any notice to Grantee shall be addressed to the Grantee at the current address shown on the records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid, overnight delivery or confirmed telecopy.

         13.      GOVERNING LAW
                  -------------

                  The validity, constructions, interpretations and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, which shall apply to the extent it governs.
















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         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant of Incentive Stock Option and Grantee has placed his or her signature hereon, effective as of the date first written above.


                                           THE BANCORP BANK

                                           By:      ____________________________
                                           Name:
                                           Title:



                                           ACCEPTED AND AGREED TO:


                                           By:      ____________________________

                                                    [Name], Grantee


























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                               NOTICE OF EXERCISE



                                                        Date:_____________, ____

         The undersigned hereby irrevocably elects to exercise on ________________, ____ the Option granted on ______________ by The Bancorp Bank to the undersigned to the extent of purchasing ____________ Option Shares and hereby makes payment of $____________________ in payment of the actual exercise price thereof.

                             _______________________

                     INSTRUCTIONS FOR REGISTRATION OF SHARES

                             _______________________


Name: ____________________________________________________________
                  (Please typewrite or print in block letters)

Address: _________________________________________________________

Signature: _______________________________________________________

















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